EXHIBIT 24




                         AUTOMATIC DATA PROCESSING, INC.


                          Authorization and Designation
                                to Sign and File
                           Section 16 Reporting Forms


      The undersigned, RICHARD T. CLARK, a director of Automatic Data Processing, Inc., a Delaware corporation (the "Company"), does hereby authorize and designate DAVID KWON, DOROTHY WISNIOWSKI and MICHAEL A. BONARTI to sign and file on my behalf any and all Forms 3, 4, 5 and 144 relating to equity securities of the Company pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934 ("Section 16"). This authorization, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned's reporting obligations under Section 16 with respect to equity securities of the Company shall cease.


                                       /s/ Richard T. Clark
                                    -----------------------
                                     RICHARD T. CLARK


Date signed:  October 19, 2021